Exhibit 99.1

Super Micro Computer, Inc. Announces Second Quarter Fiscal 2009 Financial Results

SAN JOSE, Calif., January 28, 2009 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter fiscal 2009 financial results for the quarter ended December 31, 2008.

Fiscal Second Quarter Highlights

•	Quarterly net sales of $128.6 million, down 6.1% from the same quarter of last year and down 10.8% from the prior quarter.

•	GAAP net income of $5.3 million, down 30.9% from the same quarter of last year and down 25.5% from the prior quarter.

•	GAAP gross margin of 18.7%, compared with 19.9% in the same quarter of last year and 19.3% in the prior quarter.

Net sales for the second quarter fiscal 2009 ended December 31, 2008 totaled $128.6 million, down 6.1% from $136.9 million in the second quarter of fiscal 2008. No customer accounted for more than 10% of net sales during the quarter.

GAAP net income for the second quarter of fiscal year 2009 was $5.3 million or $0.14 per diluted share, a decrease of 30.9% from the net income of $7.7 million, or $0.20 per diluted share in the same period a year ago. Included in net income for the quarter was $1.3 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the second quarter of fiscal 2009 was $6.7 million, or $0.17 per diluted share, compared to non-GAAP net income of $8.6 million, or $0.22 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income decreased from the first quarter of fiscal year 2009 by $1.6 million from $8.3 million and decreased by $0.04 from $0.21 per diluted share.

GAAP gross margin for the second quarter declined to 18.7%, compared to 19.9% in the same period a year ago. Non-GAAP gross margin for the second quarter was 18.9% compared to 20.0% in the same period a year ago. On a sequential basis, non-GAAP gross margin decreased by 0.5% from 19.4% in the first quarter of fiscal 2009.

6-Month Summary

Net sales for the six months ended December 31, 2008 were $272.6 million, up 7.0% from $254.9 million for the first six months of fiscal year 2008. Net income for the first six months of fiscal year 2009 was $12.5 million or $0.32 per diluted share, compared to $13.5 million or $0.35 per diluted share in the same period a year ago. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the first six months was $15.1 million or $0.38 per diluted share, compared to $15.2 million or $0.39 per diluted share in the same period a year ago.

The Company’s cash and cash equivalents, short and long term investments at December 31, 2008 were $74.9 million compared to $67.6 million at June 30, 2008. Free cash flow in the six months ended December 31, 2008 was $7.5 million.

Management Commentary & Business Outlook

“We are operating in economic conditions that are much tougher than the world could have imagined at the beginning of this fiscal year. While the industry and competitors struggle this quarter, we continued to grow market share and we delivered a solid quarter of profitability. Additionally, we have begun to make necessary adjustments to our cost structure,” said Charles Liang, President and Chief Executive Officer. “Supermicro’s fundamentals are strong and we have an experienced management team to drive our excellent product strategy with an exciting portfolio of new products. We are as convinced as ever that Supermicro’s ability to help our customers compete and grow by providing innovative, fast time-to-market and cost effective server solutions makes us one of the strongest competitors in the industry with over 15 years of consecutive profitability.”

Current uncertainty in global economic conditions makes it more difficult to predict customer purchasing decisions and Supermicro’s business outlook for the third quarter reflects the uncertainty in the demand cycle and timing of sales.

The Company expects net sales to decrease 9% to 16% for the third quarter of fiscal year 2009 ending March 31, 2009, compared to the third fiscal quarter of last year, which represents a range of $115 million to $125 million in net sales. In addition, the Company expects non-GAAP earnings per diluted share of approximately $0.11 to $0.14 for the third quarter.

It is currently expected that the outlook will not be updated until the release of the Company’s next quarterly earnings announcement, notwithstanding subsequent developments; however, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 888-637-7738 (international callers dial 913-981-5536) 10 minutes prior to registering. A replay of the call will be available until 11:59 pm ET on Feb. 13, 2009 by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 2990334 The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company’s next earnings call. The call will be accompanied by a slide presentation which can be found on our website at www.supermicro.com in the investor section under Events and Presentations in a pdf format that can be downloaded.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Supermicro, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: current economic conditions, our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2008	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$ 60,297	$ 51,481
Short-term investments	57	57
Accounts receivable, net	39,587	49,501
Inventories, net	89,142	85,683
Deferred income taxes – current	8,446	8,663
Prepaid income taxes	7,166	2,661
Prepaid expenses and other current assets	3,368	1,837

Total current assets	208,063	199,883
Long-term investments	14,557	16,106
Property, plant and equipment, net	45,766	45,602
Deferred income taxes – noncurrent	1,299	939
Restricted assets	1,769	1,728
Other assets	125	127

Total assets	$271,579	$264,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 65,556	$ 80,962
Accrued liabilities	16,960	14,790
Income taxes payable	109	189
Advances from receivable financing arrangements	1,936	1,173
Current portion of capital lease obligations	41	57
Current portion of long-term debt	308	320

Total current liabilities	84,910	97,491
Long-term capital lease obligations-net of current portion	86	108
Long-term debt-net of current portion	9,853	9,981
Other long-term liabilities	4,984	4,934

Total liabilities	99,833	112,514
Stockholders’ equity:
Common stock and additional paid-in capital	78,686	69,434
Deferred stock-based compensation	(359)	(675)
Treasury stock	(1,786)	—
Accumulated other comprehensive loss	(876)	(451)
Retained earnings	96,081	83,563

Total stockholders’ equity	171,746	151,871

Total liabilities and stockholders’ equity	$271,579	$264,385

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net sales	$128,565	$136,933	$272,616	$254,882
Cost of sales	104,473	109,678	220,688	204,582

Gross profit	24,092	27,255	51,928	50,300
Operating expenses:
Research and development	8,961	6,987	17,046	13,693
Sales and marketing	4,292	4,560	9,048	8,289
General and administrative	3,565	3,472	6,720	6,896

Total operating expenses	16,818	15,019	32,814	28,878
Income from operations	7,274	12,236	19,114	21,422
Interest income	154	454	372	992
Interest expense	(265)	(248)	(502)	(500)

Income before income tax provision	7,163	12,442	18,984	21,914
Income tax provision	1,817	4,702	6,466	8,367

Net income	$5,346	$7,740	$12,518	$13,547

Net income per share:
Basic	$0.16	$0.25	$0.37	$0.44

Diluted	$0.14	$0.20	$0.32	$0.35

Shares used in per share calculation:
Basic	34,443,233	30,817,552	33,739,629	30,556,084

Diluted	39,159,735	38,741,151	39,283,271	38,683,142

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Six Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Cost of sales	$143	$118	$276	$230
Research and development	645	406	1,196	755
Sales and marketing	197	148	388	292
General and administrative	351	266	685	531

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2008	2007
OPERATING ACTIVITIES:
Net income	$12,518	$13,547
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,688	1,137
Stock-based compensation expense	2,545	1,808
Allowance for doubtful accounts	365	196
Allowance for sales returns	2,481	2,631
Provision for inventory	327	4,510
Loss on disposal of property and equipment	18	—
Deferred income taxes	131	(2,011)
Gain on short-term investments	—	(418)
Changes in operating assets and liabilities:
Accounts receivable, net	7,068	(15,175)
Inventories	(3,786)	(30,403)
Prepaid expenses and other current assets	(1,531)	(259)
Other assets	(1)	89
Accounts payable	(14,756)	31,275
Income tax payable	703	2,121
Accrued liabilities	2,170	(1,039)
Other long-term liabilities	50	2,944

Net cash provided by operating activities	9,990	10,953

INVESTING ACTIVITIES:
Proceeds from investments	850	17,480
Purchases of investments	—	(21,375)
Purchases of property, plant and equipment	(2,517)	(12,550)
Restricted assets	(41)	(4)

Net cash used in investing activities	(1,708)	(16,449)

FINANCING ACTIVITIES:
Repayment of long-term debt	(140)	(1,107)
Proceeds from exercise of stock options	1,735	1,320
Payment of obligations under capital leases	(38)	(75)
Advances under receivable financing arrangements	763	(86)
Payment to acquire treasury stock	(1,786)	—
Payment of offering costs	—	(20)

Net cash provided by financing activities	534	32

Net increase (decrease) in cash and cash equivalents	8,816	(5,464)
Cash and cash equivalents at beginning of period	51,481	50,864

Cash and cash equivalents at end of period	$60,297	$45,400

Supplemental disclosure of cash flow information:
Cash paid for interest	502	500
Cash paid for taxes	5,182	5,054
Non-cash investing and financing activities:
Equipment purchased under capital leases	—	4
Reversals of deferred stock-based compensation for cancellation of stock options	3	21
Accrued costs for property, plant and equipment purchases	313	1,886
Accrued offering costs	—	20
Changes in fair values of investments	(699)	—

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
GAAP GROSS PROFIT	$24,092	$27,255	$51,928	$50,300
Add back stock-based compensation (a)	143	118	276	230

Non-GAAP GROSS PROFIT	$24,235	$27,373	$52,204	$50,530

GAAP GROSS MARGIN	18.7%	19.9%	19.0%	19.7%
Add back stock-based compensation (a)	0.2%	0.1%	0.1%	0.1%

Non-GAAP GROSS MARGIN	18.9%	20.0%	19.1%	19.8%

GAAP INCOME FROM OPERATIONS	$7,274	$12,236	$19,114	$21,422
Add back stock-based compensation (a)	1,336	938	2,545	1,808

Non-GAAP INCOME FROM OPERATIONS	$8,610	$13,174	$21,659	$23,230

GAAP NET INCOME	$5,346	$7,740	$12,518	$13,547
Add back stock-based compensation (a)	1,336	938	2,545	1,808
Add back adjustments to tax provision (b)	46	(120)	(6)	(168)

Non-GAAP NET INCOME	$6,728	$8,558	$15,057	$15,187

GAAP NET INCOME PER SHARE - BASIC	$0.16	$0.25	$0.37	$0.44
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.04	0.03	0.08	0.06

Non-GAAP NET INCOME PER SHARE - BASIC	$0.20	$0.28	$0.45	$0.50

GAAP NET INCOME PER SHARE - DILUTED	$0.14	$0.20	$0.32	$0.35
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.03	0.02	0.06	0.04

Non-GAAP NET INCOME PER SHARE - DILUTED	$0.17	$0.22	$0.38	$0.39

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC –GAAP	34,443,233	30,817,552	33,739,629	30,556,084

BASIC - Non-GAAP	34,443,233	30,817,552	33,739,629	30,556,084

DILUTED – GAAP	39,159,735	38,741,151	39,283,271	38,683,142

DILUTED - Non-GAAP	39,233,814	38,942,446	39,426,695	38,899,565

(a)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and six months ended December 31, 2008 and 2007.

(b)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 20.8% and 36.0% for the three months ended December 31, 2008 and 2007, respectively and 30.1% and 36.0% for the six months ended December 31, 2008 and 2007, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes, 408-895-6570

SVP, Investor Relations

ir@supermicro.com